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                                                                    EXHIBIT 99.1
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CONTACTS:
Robert G. Hatfield                            Meredith Mendola
Chief Executive Officer                       Senior Account Associate
VIEW TECH, INC.                               ROURKE.MS&L
(805) 482-8277                                (617) 267-1909 x346


FOR IMMEDIATE RELEASE

    VIEW TECH SIGNS AGREEMENT TO ACQUIRE VERMONT TELECOMMUNICATIONS NETWORK
                                 SERVICES, INC.

    - ACQUISITION ALLOWS GEOGRAPHIC EXPANSION IN BELL ATLANTIC TERRITORY -

CAMARILLO, CA - November 13, 1997 - View Tech, Inc. (Nasdaq: VUTK) today announced it has agreed to acquire Vermont Telecommunications Network Services, Inc. ("Network Services") of Burlington, Vermont, an agent selling Bell Atlantic services in New England and Upstate New York. As a result of this acquisition, Network Services will become a wholly owned View Tech subsidiary, expanding View Tech's offices to 20 nationwide and increasing the Company's customer base and geographic presence.

Under the terms of the agreement, View Tech will purchase substantially all the assets of Network Services for a combination of $2.65 million in cash, a note and common stock. The purchase price also includes assumption of certain Network Services liabilities and contingent payments of up to $750,000 over three years if certain earnings are achieved. The acquisition, which is expected to close by mid-November, is subject to final due diligence and a financing contingency.

"The acquisition of Network Services continues the execution of View Tech's strategic plan outlined at mid-year," said Paul C. O'Brien, View Tech's chairman of the board. "We are particularly pleased that Network Services' President and Chief Executive Officer Zoltan B. Keve will join View Tech. He brings a proven track record and industry knowledge which will complement our management team, while reinforcing our relationship with Bell Atlantic."

Network Services is an Authorized Sales Agent for Bell Atlantic in Vermont, New Hampshire, Upstate New York and western Massachusetts. It currently has four offices and 28 employees, including a dedicated sales force of 14. Through these new offices, View Tech will not only sell Bell Atlantic services, but will also market its voice, video and data communications equipment to Network Services' installed customer base. In 1996, Network Services' operating income was $762,198 on revenues of $2.4 million.

"We expect that this acquisition will make it possible for View Tech to offer bundled communications solutions and expert customer service to many new business customers," said Robert G. Hatfield, chief executive officer of View Tech. "By expanding into new geographic regions, View Tech plans to become a leading national presence in our rapidly growing market niche."

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ABOUT VIEW TECH, INC.
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View Tech, Inc., with headquarters in Camarillo, CA, together with its wholly owned subsidiary, USTeleCenters, Inc., headquartered in Boston, MA, is a leading, single-source provider of voice, video and data equipment, network services and bundled communications solutions for mid-size business customers nationwide.

The Company has equipment distribution partnerships with PictureTel Corporation, Ascend Communications and Northern Telecom, markets UUNET's Internet access under the name USTeleNet and markets network services through agency agreements with Bell Atlantic, BellSouth, GTE, Southwestern Bell and Sprint.



The acquisition of Network Services is subject to the satisfaction of a number of conditions including, among others, completion of due diligence.

Statements expressing the beliefs and expectations of management regarding future performance are forward-looking statements and involve known factors, risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. These factors, risks and uncertainties, include, but are not limited to: the Company's ability to consummate successfully future mergers and acquisitions and to realize the benefits of these strategic opportunities; the Company's ability to achieve integration of product lines, distinct corporate cultures and sales and marketing operations and to retain key personnel; and the Company's ability to manage effectively its business in a rapidly changing regulatory and technological environment and within diverse geographic areas. These risk factors are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from management's expectations.


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